Exhibit 99.1

FOR IMMEDIATE RELEASE April 16, 2024

For more information

Kathryn Shrout Mistich, VP, Investor Relations Manager

504.539.7836 or kathryn.mistich@hancockwhitney.com

Hancock Whitney reports first quarter 2024 EPS of $1.24

GULFPORT, Miss. (April 16, 2024) — Hancock Whitney Corporation (Nasdaq: HWC) today announced its financial results for the first quarter of 2024. Net income for the first quarter of 2024 totaled $108.6 million, or $1.24 per diluted common share (EPS), compared to $50.6 million, or $0.58 per diluted common share, in the fourth quarter of 2023. The first quarter of 2024 included a $3.8 million charge, or $0.04 per diluted common share, of a supplemental disclosure item, related to a revision to the FDIC Special Assessment. The fourth quarter of 2023 included a net charge of $75.4 million, or $0.68 per diluted share after-tax, of supplemental disclosure items, related to a loss on the securities portfolio restructuring, sale of a parking facility, and FDIC Special Assessment. Excluding the impact of these supplemental disclosure items, EPS would be $1.28, up $0.02 linked-quarter. The company reported net income for the first quarter of 2023 of $126.5 million, or $1.45 per diluted common share. There were no supplemental disclosure items in the first quarter of 2023.

First Quarter 2024 Highlights

•
Net income totaled $108.6 million, compared to $50.6 million in prior quarter
•
Adjusted pre-provision net revenue (PPNR) totaled $152.9 million, down $4.6 million, or 3% linked-quarter
•
Loans increased $49.0 million, or 1% LQA
•
Deposits increased $85.8 million, or 1% LQA
•
Criticized commercial loans and nonaccrual loans continued to normalize
•
ACL coverage remained solid at 1.42%, up 1 bp, compared to prior quarter
•
NIM 3.32%, up 5 bps compared to 4Q23
•
CET1 ratio estimated at 12.67%, up 34 bps linked-quarter; TCE ratio 8.61%, up 24 bps linked-quarter
•
Efficiency ratio 56.44%

“The first quarter’s results reflect a very positive start to 2024,” said John M. Hairston, President & CEO. “Our efforts to reposition our balance sheet and create opportunities for NIM expansion continued this quarter. NIM expansion was supported primarily by the impact of last quarter’s bond portfolio restructure and good control of deposit costs. We were also pleased with the quarter’s performance in fees and expense management. Credit metrics continued to normalize, but we do not see any broad signs of weakening in any portfolio or geographic segment. We maintained a robust ACL to loans of 1.42% and we continued to grow capital this quarter. As we look forward to celebrating our 125th year and beyond, we believe we continue to position ourselves to effectively navigate any operating environment.”

Loans

Total loans were $24.0 billion at March 31, 2024, up $49.0 million, or less than 1%, from December 31, 2023. One-time close products drove the increase in mortgage loans, which convert from construction to mortgages upon construction completion.

Average loans totaled $23.8 billion for the first quarter of 2024, virtually unchanged linked-quarter. Management expects 2024 period-end loan growth to be low single digits from year-end 2023, mostly in the second half of 2024.

Deposits

Total deposits at March 31, 2024 were $29.8 billion, up $85.8 million, or less than 1%, from December 31, 2023. The linked-quarter increase in deposits was driven primarily by an increase in interest-bearing transaction and saving and retail time deposits due to a shift from DDA deposits, offset by decreases in brokered deposits, noninterest-bearing DDAs, and interest-bearing public funds due to seasonality.

DDAs totaled $10.8 billion at March 31, 2024, down $228.4 million, or 2%, from December 31 2023 and comprised 36% of total period-end deposits. Interest-bearing transaction and savings deposits totaled $11.0 billion at the end of the first quarter of 2024, up $294.3 million, or 3%, linked-quarter. Compared to December 31, 2023, retail time deposits of $4.6 billion were up $291.7 million, or 7%, and brokered deposits were $394.8 million, down $195.0 million, or 33%, compared to the prior quarter. Interest-bearing public fund deposits decreased $76.7 million, or 2%, linked-quarter, totaling $3.1 billion at March 31, 2024.

Average deposits for the first quarter of 2024 were $29.6 billion, down $414.0 million, or 1%, linked-quarter. Management expects 2024 period-end deposit level growth to be low single digits, compared to year-end 2023.

Asset Quality

The total allowance for credit losses (ACL) was $340.8 million at March 31, 2024, up $4.0 million, or 1%, from December 31, 2023. During the first quarter of 2024, the company recorded a provision for credit losses of $13.0 million, compared to $17.0 million in the fourth quarter of 2023. There were $9.0 million of net charge-offs in the first quarter of 2024, or 0.15% of average total loans on an annualized basis, compared to net charge-offs of $16.1 million, or 0.27% of average total loans in the fourth quarter of 2023. The ratio of ACL to period-end loans was 1.42% at March 31, 2024, compared to 1.41% at December 31, 2023.

Criticized commercial loans and nonaccrual loans remained at low levels at March 31, 2024. Criticized commercial loans totaled $339.9 million, or 1.83% of total commercial loans, at March 31, 2024, compared to $273.7 million, or 1.47% of total commercial loans at December 31, 2023. Nonaccrual loans totaled $82.1 million, or 0.34% of total loans, at March 31, 2024, compared to

$59.0 million, or 0.25% of total loans, at December 31, 2023. ORE and foreclosed assets were $2.8 million at March 31, 2024, down $0.8 million, linked-quarter.

Net Interest Income and Net Interest Margin (NIM)

Net interest income (TE) for the first quarter of 2024 was $269.0 million, a decrease of $3.3 million, or 1%, from the fourth quarter of 2023. The net interest margin (NIM) (TE) was 3.32% in the first quarter of 2024, up 5 bps linked-quarter. A change in loan yields (+4 bps), a shift in average earning assets and reduced borrowings (+6 bps) and the securities portfolio restructuring (+3 bps) led to a 13 basis point improvement in NIM, offset by the impact of change in deposit mix and rates (-8 bps). Additional NIM detail and guidance is included in the first quarter of 2024 earnings investor deck.

Average earning assets were $32.6 billion for the first quarter of 2024, down $571.3 million, or 2%, from the fourth quarter of 2023.

Noninterest Income

Noninterest income totaled $87.9 million for the first quarter of 2024, up $48.9 million, or 126%, from the fourth quarter of 2023. There were no supplemental disclosure items in the first quarter of 2024. The fourth quarter of 2023 included two supplemental disclosure items of a $16.1 million gain on the sale of a parking facility and a ($65.4) million loss related to the securities portfolio restructuring.

Service charges on deposits were up $0.6 million, or 3%, from the fourth quarter of 2023. Bank card and ATM fees were virtually unchanged from the fourth quarter of 2023.

Investment and annuity income and insurance fees were up $0.8 million, or 7%, linked-quarter, related to higher activity. Trust fees were up $0.2 million, or 1% linked-quarter. Fees from secondary mortgage operations totaled $2.9 million for the first quarter of 2024, up $0.8 million, or 39%, linked-quarter, due to higher origination and sales activity.

There were no gains or losses related to securities transactions in the first quarter of 2024. Securities transactions, net was a loss of $65.4 million in the fourth quarter of 2023, related to the securities portfolio restructuring included as a supplemental disclosure item.

Other noninterest income was $13.2 million in the first quarter of 2024, compared to $32.0 million in the fourth quarter of 2023. There were no supplemental disclosure items in the first quarter of 2024. In the fourth quarter of 2023, other noninterest income was impacted by the $16.1 million gain on the sale of the parking facility.

Noninterest Expense & Taxes

Noninterest expense totaled $207.7 million, down $21.4 million, or 9% linked-quarter. Included in the total was $3.8 million of a supplemental disclosure item related to a revision to the FDIC Special Assessment. Expenses in the fourth quarter of 2023 included a $26.1 million supplemental disclosure item related to an FDIC Special Assessment. Adjusting for these items, noninterest expense for the first quarter of 2024 totaled $203.9 million, virtually unchanged, up less than 1%, linked-quarter.

Personnel expense totaled $121.2 million in the first quarter of 2024, up $6.8 million, or 6%, linked-quarter. The increase was primarily due to higher incentive expense, lower deferred salaries related to lending activities, and a seasonal increase in benefits costs. Net occupancy and equipment expense totaled $17.6 million in the first quarter of 2024, up $0.1 million, or 1%, from the fourth quarter of 2023. Amortization of intangibles totaled $2.5 million for the first quarter of 2024, down $0.1 million, or 5%, linked-quarter.

ORE and other foreclosed assets was a net gain of $0.2 million in the first quarter of 2024, compared to a net gain of $0.5 million in the fourth quarter of 2023.

Other expense, excluding the supplemental disclosure item, totaled $62.8 million in the first quarter of 2024, down $6.2 million, or 9%, linked-quarter, related to lower data processing and professional services expense.

The effective income tax rate for the first quarter of 2024 was 18.5%.

Capital

Common stockholders’ equity at March 31, 2024 totaled $3.9 billion, up $49.8 million, or 1%, from December 31, 2023. The tangible common equity (TCE) ratio was 8.61%, up 24 bps linked-quarter. The company’s CET1 ratio is estimated to be 12.67% at March 31, 2024, up 34 bps linked-quarter. Total risk-based capital ratio is estimated to be 14.37% at March 31, 2024, up 44 bps linked-quarter. The company’s share buyback authorization (allowing the repurchase of up to 4,297,000 shares of the company’s outstanding common stock), is set to expire on December 31, 2024. No shares were repurchased in the first quarter of 2024.

Conference Call and Slide Presentation

Management will host a conference call for analysts and investors at 3:30 p.m. Central Time on Tuesday, April 16, 2024 to review first quarter of 2024 results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock Whitney’s website at investors.hancockwhitney.com. A link to the release with additional financial tables, and a link to a slide presentation related to first quarter results are also posted as part of the webcast link. To participate in the Q&A portion of the call, dial 888-596-4144 or 646-968-2525, access code 6914431.

An audio archive of the conference call will be available under the Investor Relations section of our website. A replay of the call will also be available through April 23, 2024 by dialing 800-770-2030 or 609-800-9909, access code 6914431.

About Hancock Whitney

Since the late 1800s, Hancock Whitney has embodied core values of Honor & Integrity, Strength & Stability, Commitment to Service, Teamwork, and Personal Responsibility. Hancock Whitney offices and financial centers in Mississippi, Alabama, Florida, Louisiana, and Texas offer comprehensive financial products and services, including traditional and online banking; commercial and small business banking; private banking; trust and investment services; healthcare banking; and mortgage services. The company also operates combined loan and deposit production offices in the greater metropolitan areas of Nashville, Tennessee and Atlanta, Georgia. More information is available at www.hancockwhitney.com.

Non-GAAP Financial Measures

This news release includes non-GAAP financial measures to describe Hancock Whitney’s performance. These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. The reconciliations of those measures to GAAP measures are provided either in the financial tables or in Appendix A thereto.

Consistent with the provisions of subpart 229.1400 of the Securities and Exchange Commission’s Regulation S-K, “Disclosures by Bank and Savings and Loan Registrants,” the company presents net interest income, net interest margin and efficiency ratios on a fully taxable equivalent (“TE”) basis. The TE basis adjusts for the tax-favored status of net interest income from certain loans and investments using the statutory federal tax rate to increase tax-exempt interest income to a taxable equivalent basis. The company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

The company presents certain additional non-GAAP financial measures to assist the reader with a better understanding of the Company’s performance period over period, as well as to provide investors with assistance in understanding the success management has experienced in executing its strategic initiatives. The Company highlights certain items that are outside of our principal business and/or are not indicative of forward-looking trends in supplemental disclosures items below our GAAP financial data and presents certain “Adjusted” ratios that exclude these disclosed items. These adjusted ratios provide management or the reader with a measure that may be more indicative of forward-looking trends in our business, as well as demonstrates the effects of significant gains or losses and changes.

We define Adjusted Pre-Provision Net Revenue as net income excluding provision expense and income tax expense, plus the taxable equivalent adjustment (as defined above), less supplemental disclosure items (as defined above). Management believes that adjusted pre-provision net revenue is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle. We define Adjusted Revenue as net interest income (te) and noninterest income less supplemental disclosure items. We define Adjusted Noninterest Expense as noninterest expense less supplemental disclosure items. We define our Efficiency Ratio as noninterest expense to total net interest income (te) and noninterest income, excluding amortization of purchased intangibles and supplemental disclosure items, if applicable. Management believes adjusted revenue, adjusted noninterest expense and the efficiency ratio are useful measures as they provide a greater understanding of ongoing operations and enhance comparability with prior periods.

Important Cautionary Statement about Forward-Looking Statements

This presentation contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding our expectations of our performance and financial condition, balance sheet and revenue growth, the provision for credit losses, capital levels, deposits (including growth, pricing, and betas), investment portfolio, other sources of liquidity, loan growth expectations, management’s predictions about charge-offs for loans, general economic business conditions in our local markets, Federal Reserve action with respect to interest rates, the impacts related to Russia’s military action in Ukraine, the effects of the Israel-Hamas war, the adequacy of our enterprise risk management framework, potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings, assessments, and enforcement actions, as well as the impact of negative developments affecting the banking industry and the resulting media coverage; the potential impact of future business combinations on our performance and financial condition, including our ability to successfully integrate the businesses, success of revenue-generating and cost reduction initiatives, the effectiveness of derivative financial instruments and hedging activities to manage risks, projected tax rates, increased cybersecurity risks, including potential business disruptions or financial losses, the adequacy of our internal controls over financial and non-financial reporting, the financial impact of regulatory requirements and tax reform legislation, deposit trends, credit quality trends, the impact of natural or man-made disasters, the impact of current and future economic conditions, including the effects of declines in the real estate market, high unemployment, inflationary pressures, increasing insurance costs, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing, net interest margin trends, future expense levels, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts, accretion levels and expected returns. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook," or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this presentation is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, and in other periodic reports that we file with the SEC.

HANCOCK WHITNEY CORPORATION
QUARTERLY FINANCIAL HIGHLIGHTS
(Unaudited)
	Three Months Ended
(dollars and common share data in thousands, except per share amounts)	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
NET INCOME
Net interest income	$266,171	$269,460	$269,234	$273,911	$284,994
Net interest income (TE) (a)	269,001	272,294	272,086	276,748	287,578
Provision for credit losses	12,968	16,952	28,498	7,633	6,020
Noninterest income	87,851	38,951	85,974	83,225	80,330
Noninterest expense	207,722	229,151	204,675	202,138	200,884
Income tax expense	24,720	11,705	24,297	29,571	31,953
Net income	$108,612	$50,603	$97,738	$117,794	$126,467
Supplemental disclosure items - included above, pre-tax
Included in noninterest income
Gain on sale of parking facility	$—	$16,126	$—	$—	$—
Loss on securities portfolio restructure	—	(65,380)	—	—	—
Included in noninterest expense
FDIC special assessment	3,800	26,123	—	—	—
PERIOD-END BALANCE SHEET DATA
Loans	$23,970,938	$23,921,917	$23,983,679	$23,789,886	$23,404,523
Securities	7,559,182	7,599,974	7,916,101	8,195,679	8,390,684
Earning assets	31,985,610	32,175,097	32,733,591	32,715,630	34,106,792
Total assets	35,247,119	35,578,573	36,298,301	36,210,148	37,547,083
Noninterest-bearing deposits	10,802,127	11,030,515	11,626,371	12,171,817	12,860,027
Total deposits	29,775,906	29,690,059	30,320,337	30,043,501	29,613,070
Common stockholders' equity	3,853,436	3,803,661	3,501,003	3,554,476	3,531,232
AVERAGE BALANCE SHEET DATA
Loans	$23,810,163	$23,795,681	$23,830,724	$23,654,994	$23,086,529
Securities (b)	8,197,410	8,579,444	8,888,477	9,007,821	9,137,034
Earning assets	32,556,821	33,128,130	33,137,565	33,619,829	32,753,781
Total assets	35,101,869	35,538,300	35,626,927	36,205,396	35,159,050
Noninterest-bearing deposits	10,673,060	11,132,354	11,453,236	12,153,453	12,963,133
Total deposits	29,560,956	29,974,941	29,757,180	29,372,899	28,792,851
Common stockholders' equity	3,818,840	3,560,978	3,572,487	3,567,260	3,412,813
COMMON SHARE DATA
Earnings per share - diluted	$1.24	$0.58	$1.12	$1.35	$1.45
Cash dividends per share	0.30	0.30	0.30	0.30	0.30
Book value per share (period-end)	44.49	44.05	40.64	41.27	41.03
Tangible book value per share (period-end)	34.12	33.63	30.16	30.76	30.47
Weighted average number of shares - diluted	86,726	86,604	86,437	86,370	86,282
Period-end number of shares	86,622	86,345	86,148	86,123	86,066
Market data
High sales price	$49.10	$49.65	$45.15	$43.73	$54.38
Low sales price	41.19	32.16	35.34	31.02	34.42
Period-end closing price	46.04	48.59	36.99	38.38	36.40
Trading volume	30,508	38,574	34,506	38,854	39,030
PERFORMANCE RATIOS
Return on average assets	1.24%	0.56%	1.09%	1.30%	1.46%
Return on average common equity	11.44%	5.64%	10.85%	13.24%	15.03%
Return on average tangible common equity	14.96%	7.55%	14.53%	17.76%	20.49%
Tangible common equity ratio (c)	8.61%	8.37%	7.34%	7.50%	7.16%
Net interest margin (TE)	3.32%	3.27%	3.27%	3.30%	3.55%
Noninterest income as a percentage of total revenue (TE)	24.62%	12.51%	24.01%	23.21%	21.83%
Efficiency ratio (d)	56.44%	55.58%	56.38%	55.33%	53.76%
Average loan/deposit ratio	80.55%	79.39%	80.08%	80.53%	80.18%
Allowance for loan losses as a percentage of period-end loans	1.31%	1.29%	1.28%	1.32%	1.32%
Allowance for credit losses as a percentage of period-end loans (e)	1.42%	1.41%	1.40%	1.45%	1.46%
Annualized net charge-offs to average loans	0.15%	0.27%	0.64%	0.06%	0.10%
Allowance for loan losses as a % of nonaccrual loans	382.21%	521.56%	507.68%	402.07%	569.31%
FTE headcount	3,564	3,591	3,681	3,705	3,679
(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(b) Average securities does not include unrealized holding gains/losses on available for sale securities.
(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(d) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and supplemental disclosures noted above.
(e) The allowance for credit losses includes the allowance for loan and lease losses and the reserve for unfunded lending commitments.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended
(in thousands, except per share data)	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
NET INCOME
Interest income	$421,684	$426,794	$415,827	$405,273	$372,603
Interest income (TE) (f)	424,514	429,628	418,679	408,110	375,187
Interest expense	155,513	157,334	146,593	131,362	87,609
Net interest income (TE)	269,001	272,294	272,086	276,748	287,578
Provision for credit losses	12,968	16,952	28,498	7,633	6,020
Noninterest income	87,851	38,951	85,974	83,225	80,330
Noninterest expense	207,722	229,151	204,675	202,138	200,884
Income before income taxes	133,332	62,308	122,035	147,365	158,420
Income tax expense	24,720	11,705	24,297	29,571	31,953
Net income	$108,612	$50,603	$97,738	$117,794	$126,467

Supplemental disclosure items - included above, pre-tax
Included in noninterest income
Gain on sale of parking facility	$—	$16,126	$—	$—	$—
Loss on securities portfolio restructure	—	(65,380)	—	—	—
Included in noninterest expense
FDIC special assessment	3,800	26,123	—	—	—

NONINTEREST INCOME
Service charges on deposit accounts	$22,239	$21,643	$22,264	$21,491	$20,622
Trust fees	17,077	16,845	16,593	17,393	16,734
Bank card and ATM fees	20,622	20,708	20,555	20,982	20,721
Investment and annuity fees and insurance commissions	11,844	11,086	8,520	8,241	8,867
Secondary mortgage market operations	2,891	2,083	2,609	2,299	2,168
Securities transactions, net	—	(65,380)	—	—	—
Other income	13,178	31,966	15,433	12,819	11,218
Total noninterest income	$87,851	$38,951	$85,974	$83,225	$80,330
NONINTEREST EXPENSE
Personnel expense	$121,157	$114,342	$116,266	$114,864	$115,323
Net occupancy and equipment expense	17,623	17,523	18,210	17,750	16,942
Other real estate and foreclosed assets (income) expense, net	(196)	(471)	(26)	(282)	155
Other expense	66,612	95,085	67,412	66,849	65,350
Amortization of intangibles	2,526	2,672	2,813	2,957	3,114
Total noninterest expense	$207,722	$229,151	$204,675	$202,138	$200,884
COMMON SHARE DATA
Earnings per share:
Basic	$1.25	$0.58	$1.12	$1.35	$1.45
Diluted	1.24	0.58	1.12	1.35	1.45

(f) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

HANCOCK WHITNEY CORPORATION
PERIOD-END BALANCE SHEET
(Unaudited)

(dollars in thousands)	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
ASSETS
Commercial non-real estate loans	$9,926,333	$9,957,284	$10,075,585	$10,113,932	$10,013,482
Commercial real estate - owner occupied loans	3,080,192	3,093,763	3,081,327	3,058,829	3,050,748
Total commercial and industrial loans	13,006,525	13,051,047	13,156,912	13,172,761	13,064,230
Commercial real estate - income producing loans	4,042,797	3,986,943	4,027,553	3,762,428	3,758,455
Construction and land development loans	1,541,773	1,551,091	1,614,846	1,768,252	1,726,916
Residential mortgage loans	3,983,321	3,886,072	3,721,106	3,581,514	3,329,793
Consumer loans	1,396,522	1,446,764	1,463,262	1,504,931	1,525,129
Total loans	23,970,938	23,921,917	23,983,679	23,789,886	23,404,523
Loans held for sale	16,470	26,124	15,862	55,902	23,436
Securities	7,559,182	7,599,974	7,916,101	8,195,679	8,390,684
Short-term investments	439,020	627,082	817,949	674,163	2,288,149
Earning assets	31,985,610	32,175,097	32,733,591	32,715,630	34,106,792
Allowance for loan losses	(313,726)	(307,907)	(306,291)	(314,496)	(309,385)
Goodwill and other intangible assets	897,564	900,090	902,762	905,575	908,533
Other assets	2,677,671	2,811,293	2,968,239	2,903,439	2,841,143
Total assets	$35,247,119	$35,578,573	$36,298,301	$36,210,148	$37,547,083
LIABILITIES
Noninterest-bearing deposits	$10,802,127	$11,030,515	$11,626,371	$12,171,817	$12,860,027
Interest-bearing transaction and savings deposits	10,954,231	10,659,970	10,668,241	10,438,820	10,660,420
Interest-bearing public fund deposits	3,066,270	3,143,015	2,853,236	2,925,432	3,086,209
Time deposits	4,953,278	4,856,559	5,172,489	4,507,432	3,006,414
Total interest-bearing deposits	18,973,779	18,659,544	18,693,966	17,871,684	16,753,043
Total deposits	29,775,906	29,690,059	30,320,337	30,043,501	29,613,070
Short-term borrowings	667,760	1,154,829	1,425,928	1,629,538	3,519,497
Long-term debt	236,355	236,317	236,279	236,241	242,115
Other liabilities	713,662	693,707	814,754	746,392	641,169
Total liabilities	31,393,683	31,774,912	32,797,298	32,655,672	34,015,851
COMMON STOCKHOLDERS' EQUITY
Common stock net of treasury and capital surplus	2,049,215	2,049,184	2,044,611	2,037,258	2,030,136
Retained earnings	2,457,736	2,375,604	2,351,386	2,280,004	2,188,561
Accumulated other comprehensive (loss)	(653,515)	(621,127)	(894,994)	(762,786)	(687,465)
Total common stockholders' equity	3,853,436	3,803,661	3,501,003	3,554,476	3,531,232
Total liabilities & stockholders' equity	$35,247,119	$35,578,573	$36,298,301	$36,210,148	$37,547,083
CAPITAL RATIOS
Tangible common equity	$2,955,872	$2,903,571	$2,598,241	$2,648,901	$2,622,699
Tier 1 capital (g)	3,651,927	3,584,474	3,552,824	3,471,066	3,369,351
Common equity as a percentage of total assets	10.93%	10.69%	9.65%	9.82%	9.40%
Tangible common equity ratio	8.61%	8.37%	7.34%	7.50%	7.16%
Leverage (Tier 1) ratio (g)	10.49%	10.10%	10.01%	9.64%	9.63%
Common equity tier 1 (CET1) ratio (g)	12.67%	12.33%	12.06%	11.83%	11.60%
Tier 1 risk-based capital ratio (g)	12.67%	12.33%	12.06%	11.83%	11.60%
Total risk-based capital ratio (g)	14.37%	13.93%	13.63%	13.44%	13.21%

(g) Estimated for most recent period-end. Regulatory capital ratios reflect the election to use the five-year transition rules for the adoption of ASC 326, commonly referred to as Current Expected Credit Loss, or CECL.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE SHEET
(Unaudited)

	Three Months Ended
(in thousands)	3/31/2024	12/31/2023	3/31/2023
ASSETS
Commercial non-real estate loans	$9,806,126	$9,880,704	$9,940,138
Commercial real estate - owner occupied loans	3,082,085	3,087,301	3,044,495
Total commercial and industrial loans	12,888,211	12,968,005	12,984,633
Commercial real estate - income producing loans	3,989,675	3,965,280	3,585,108
Construction and land development loans	1,553,093	1,615,599	1,752,448
Residential mortgage loans	3,963,030	3,803,702	3,214,439
Consumer loans	1,416,154	1,443,095	1,549,901
Total loans	23,810,163	23,795,681	23,086,529
Loans held for sale	15,441	12,347	22,922
Securities (h)	8,197,410	8,579,444	9,137,034
Short-term investments	533,807	740,658	507,296
Earning assets	32,556,821	33,128,130	32,753,781
Allowance for loan losses	(311,649)	(307,434)	(309,479)
Goodwill and other intangible assets	898,781	901,377	910,043
Other assets	1,957,916	1,816,227	1,804,705
Total assets	$35,101,869	$35,538,300	$35,159,050
LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
Noninterest-bearing deposits	$10,673,060	$11,132,354	$12,963,133
Interest-bearing transaction and savings deposits	10,803,196	10,681,936	10,650,434
Interest-bearing public fund deposits	3,119,406	2,896,317	3,160,651
Time deposits	4,965,294	5,264,334	2,018,633
Total interest-bearing deposits	18,887,896	18,842,587	15,829,718
Total deposits	29,560,956	29,974,941	28,792,851
Short-term borrowings	783,990	993,810	2,098,629
Long-term debt	236,336	236,298	242,096
Other liabilities	701,747	772,273	612,661
Common stockholders' equity	3,818,840	3,560,978	3,412,813
Total liabilities & stockholders' equity	$35,101,869	$35,538,300	$35,159,050

(h) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY
(Unaudited)

	Three Months Ended
	3/31/2024			12/31/2023			3/31/2023
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (i)	$18,431.0	$295.7	6.45%	$18,548.9	$297.6	6.37%	$18,322.2	$259.1	5.73%
Residential mortgage loans	3,963.0	36.9	3.72%	3,803.7	35.2	3.70%	3,214.4	28.1	3.49%
Consumer loans	1,416.2	31.3	8.88%	1,443.1	31.9	8.79%	1,549.9	29.2	7.63%
Loan fees & late charges	—	1.0	0.00%	—	1.4	0.00%	—	(0.4)	0.00%
Total loans (TE) (j) (k)	23,810.2	364.9	6.16%	23,795.7	366.1	6.11%	23,086.5	316.0	5.54%
Loans held for sale	15.4	0.3	7.90%	12.3	0.3	8.52%	22.9	0.3	5.21%
US Treasury and government agency securities	515.6	3.5	2.69%	654.1	5.2	3.18%	541.3	3.4	2.49%
CMOs and mortgage backed securities	6,792.5	42.4	2.50%	7,031.9	41.2	2.34%	7,668.0	43.3	2.26%
Municipals (TE)	865.8	6.4	2.96%	870.0	6.5	2.97%	904.3	6.7	2.98%
Other securities	23.5	0.2	3.51%	23.4	0.2	3.51%	23.5	0.2	3.50%
Total securities (TE) (l)	8,197.4	52.5	2.56%	8,579.4	53.1	2.47%	9,137.1	53.6	2.35%
Total short-term investments	533.8	6.8	5.11%	740.7	10.1	5.43%	507.3	5.3	4.27%
Average earning assets yield (TE)	$32,556.8	$424.5	5.24%	$33,128.1	$429.6	5.16%	$32,753.8	$375.2	4.63%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$10,803.2	$60.1	2.24%	$10,681.9	$56.9	2.11%	$10,650.4	$27.3	1.04%
Time deposits	4,965.3	59.1	4.79%	5,264.3	62.4	4.71%	2,018.6	13.4	2.70%
Public funds	3,119.4	28.3	3.65%	2,896.3	26.8	3.68%	3,160.7	23.7	3.04%
Total interest-bearing deposits	18,887.9	147.5	3.14%	18,842.5	146.1	3.08%	15,829.7	64.4	1.65%
Short-term borrowings	784.0	5.0	2.55%	993.8	8.1	3.24%	2,098.6	20.1	3.88%
Long-term debt	236.3	3.0	5.19%	236.3	3.1	5.19%	242.1	3.1	5.11%
Total borrowings	1,020.3	8.0	3.16%	1,230.1	11.2	3.62%	2,340.7	23.2	4.00%
Total interest-bearing liabilities cost	19,908.2	155.5	3.14%	20,072.6	157.3	3.11%	18,170.4	87.6	1.95%
Net interest-free funding sources	12,648.6			13,055.5			14,583.4
Total cost of funds	32,556.8	155.5	1.92%	33,128.1	157.3	1.88%	32,753.8	87.6	1.08%
Net Interest Spread (TE)		$269.0	2.10%		$272.3	2.05%		$287.6	2.67%
Net Interest Margin (TE)	$32,556.8	$269.0	3.32%	$33,128.1	$272.3	3.27%	$32,753.8	$287.6	3.55%

(i) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(j) Includes nonaccrual loans.

(k) Included in interest income is net purchase accounting accretion of $0.3 million, $0.4 million and $0.8 million for the three months ended March 31, 2024, December 31, 2023, and March 31, 2023, respectively.

(l) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
ASSET QUALITY INFORMATION
(Unaudited)

	Three Months Ended
(dollars in thousands)	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Nonaccrual loans (m)	$82,082	$59,036	$60,331	$78,220	$54,344
ORE and foreclosed assets	2,793	3,628	4,527	2,174	1,976
Total nonaccrual loans + ORE and foreclosed assets	$84,875	$62,664	$64,858	$80,394	$56,320
Nonaccrual loans as a percentage of loans	0.34%	0.25%	0.25%	0.33%	0.23%
Nonaccrual loans + ORE and foreclosed assets as a % of loans, ORE and foreclosed assets	0.35%	0.26%	0.27%	0.34%	0.24%
Accruing loans 90 days past due	$7,938	$9,609	$24,170	$7,552	$13,155
Accruing loans 90 days past due as a percentage of loans	0.03%	0.04%	0.10%	0.03%	0.06%
Modified/restructured loans - still accruing (n)
Modified loans - still accruing	$37,425	$24,448	$28,849	$1,010	$10
Modified loans - still accruing as a % of loans	0.16%	0.10%	0.12%	0.00%	0.00%
PROVISION AND ALLOWANCE FOR CREDIT LOSSES:
Allowance for Loan Losses:
Beginning balance	$307,907	$306,291	$314,496	$309,385	$307,789
Provision for loan losses	14,799	17,671	30,045	8,487	7,315
Charge-offs	(23,366)	(19,601)	(41,234)	(6,616)	(7,972)
Recoveries	14,386	3,546	2,984	3,240	2,253
Net charge-offs	(8,980)	(16,055)	(38,250)	(3,376)	(5,719)
Ending Balance	$313,726	$307,907	$306,291	$314,496	$309,385
Reserve for Unfunded Lending Commitments:
Beginning balance	$28,894	$29,613	$31,160	$32,014	$33,309
Provision for losses on unfunded lending commitments	(1,831)	(719)	(1,547)	(854)	(1,295)
Ending balance	$27,063	$28,894	$29,613	$31,160	$32,014
Total allowance for credit losses	$340,789	$336,801	$335,904	$345,656	$341,399
Total provision for credit losses	$12,968	$16,952	$28,498	$7,633	$6,020
Allowance for loan losses as a percentage of period-end loans	1.31%	1.29%	1.28%	1.32%	1.32%
Allowance for credit losses as a percentage of period-end loans	1.42%	1.41%	1.40%	1.45%	1.46%
Allowance for loan losses as a % of nonaccrual loans	382.21%	521.56%	507.68%	402.07%	569.31%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries)
Commercial & real estate loans	$5,254	$12,747	$35,506	$1,233	$3,355
Residential mortgage loans	(146)	(388)	(383)	(291)	(161)
Consumer loans	3,872	3,696	3,127	2,434	2,525
Total net charge-offs	$8,980	$16,055	$38,250	$3,376	$5,719
Net charge-offs (recoveries) as a percentage of average loans:
Commercial & real estate loans	0.11%	0.27%	0.75%	0.03%	0.07%
Residential mortgage loans	(0.01)%	(0.04)%	(0.04)%	(0.03)%	(0.02)%
Consumer loans	1.10%	1.02%	0.84%	0.64%	0.66%
Total net charge-offs as a percentage of average loans:	0.15%	0.27%	0.64%	0.06%	0.10%
AVERAGE LOANS
Commercial & real estate loans	$18,430,979	$18,548,884	$18,678,969	$18,670,814	$18,322,189
Residential mortgage loans	3,963,030	3,803,702	3,669,922	3,469,030	3,214,439
Consumer loans	1,416,154	1,443,095	1,481,833	1,515,150	1,549,901
Total average loans	$23,810,163	$23,795,681	$23,830,724	$23,654,994	$23,086,529

(m) Included in nonaccrual loans are nonaccruing modified loans to borrowers experiencing financial difficulties totaling $0.2 million at March 31, 2024, less than $0.1 million at both December 31, 2023 and September 30, 2023, and $1.6 million at both June 30, 2023 and March 31, 2023.

HANCOCK WHITNEY CORPORATION
Appendix A to the Earnings Release
Reconciliation of Non-GAAP Measure
(Unaudited)

PRE-PROVISION NET REVENUE (TE) AND ADJUSTED PRE-PROVISION NET REVENUE (TE)
	Three Months Ended
(in thousands)	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Net Income (GAAP)	$108,612	$50,603	$97,738	$117,794	$126,467
Provision for credit losses	12,968	16,952	28,498	7,633	6,020
Income tax expense	24,720	11,705	24,297	29,571	31,953
Pre-provision net revenue	146,300	79,260	150,533	154,998	164,440
Taxable equivalent adjustment (n)	2,830	2,834	2,852	2,837	2,584
Pre-provision net revenue (TE)	149,130	82,094	153,385	157,835	167,024
Adjustments from supplemental disclosure items
Gain on sale of parking facility	—	(16,126)	—	—	—
Loss on securities portfolio restructure	—	65,380	—	—	—
FDIC special assessment	3,800	26,123	—	—	—
Adjusted pre-provision net revenue (TE)	$152,930	$157,471	$153,385	$157,835	$167,024

REVENUE (TE), ADJUSTED REVENUE (TE) AND EFFICIENCY RATIO
	Three Months Ended
(in thousands)	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023

Net interest income	$266,171	$269,460	$269,234	$273,911	$284,994
Noninterest income	87,851	38,951	85,974	83,225	80,330
Total GAAP revenue	354,022	308,411	355,208	357,136	365,324
Taxable equivalent adjustment (n)	2,830	2,834	2,852	2,837	2,584
Total revenue (TE)	356,852	311,245	358,060	359,973	367,908
Adjustments from supplemental disclosure items
Gain on sale of parking facility	—	(16,126)	—	—	—
Loss on securities portfolio restructure	—	65,380	—	—	—
Adjusted revenue (TE)	$356,852	$360,499	$358,060	$359,973	$367,908
GAAP Noninterest expense	$207,722	$229,151	$204,675	$202,138	$200,884
Amortization of Intangibles	(2,526)	(2,672)	(2,813)	(2,957)	(3,114)
Adjustments from supplemental disclosure items
FDIC special assessment	(3,800)	(26,123)	—	—	—
Adjusted noninterest expense for efficiency	$201,396	$200,356	$201,862	$199,181	$197,770
Efficiency ratio (o)	56.44%	55.58%	56.38%	55.33%	53.76%

(n) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(o) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and supplemental disclosure items noted above.